Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 23, 2003 relating to the consolidated financial statements and consolidated financial statement schedule of National Fuel Gas Company, which appears in National Fuel Gas Company's Annual Report on Form 10-K for the year ended September 30, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Buffalo, New York
July 2, 2004